The Board of Directors
Hemispherx Biopharma, Inc.

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "experts" in the prospectus.

                                        /s/ KPMG LLP

Philadelphia, Pennsylvania
March 8, 1999